Exhibit 23(d)

CONSENT OF
DC ENERGY CONSULTANTS

Exhibit 23(d)

CONSENT OF DC ENERGY CONSULTANTS
INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM

DC Energy Consultants, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geological Evaluation dated September 6, 2007, for the Crawford Prospect Area, Pennsylvania; its Geological Evaluation dated September 7, 2007, for the Fayette Prospect Area, Pennsylvania; its Geological Evaluation dated September 7, 2007, for the Tennessee Knox Energy Prospect Area; and its Geological Evaluation dated September 11, 2007, for the Marcellus Shale Prospect Area, Pennsylvania in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas Resources Public #17-2007(A) L.P., and to all references to DC Energy Consultants as having prepared such reports and as an expert concerning such reports.

DC Energy Consultants

/s/ Dennis D. Carulli
Dennis D. Carulli	September 17, 2007
Registered Professional Geologist	Paris, Pennsylvania